                                                                     EXHIBIT 1.1

                              FOUNTAIN VIEW, INC.

                  11 1/4% SENIOR SUBORDINATED NOTES DUE 2008

                              PURCHASE AGREEMENT
                              ------------------



                                                                   April 9, 1998


Goldman, Sachs & Co.
Nesbitt Burns Securities Inc.
Paribas Corporation
Sutro & Co. Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

     Fountain View, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $120,000,000 principal amount of the 11 1/4% Senior Subordinated Notes due 2008 of the Company specified above (the "Notes"). The Notes will be fully and unconditionally guaranteed (the "Guarantees", and together with the Notes, the "Securities") as to payment of principal, interest, liquidated damages, if any, and premium, if any, on a senior subordinated basis, jointly and severally, by each of the Company's current subsidiaries, which are set forth in Schedule II attached hereto, and specified future subsidiaries (each a "Guarantor", and collectively, the "Guarantors"). All references to "subsidiaries" contained herein, assume the consummation of all transactions contemplated by the Acquisition Documents (as defined herein) as of the date hereof.

     1. The Company and each of the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

             (a) A preliminary offering circular, dated March 27, 1998 (the "Preliminary Offering Circular") and an offering circular, dated April 9, 1998 (the "Offering Circular"), in each case including the international supplement thereto, have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, and in the case of the Offering Circular, as of the Time of Delivery (as defined below), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however,

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        that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

             (b) No registration of the Securities under the Securities Act of 1933, as amended (the "Act"), and no qualification of an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") with respect thereto, is required for the offer, sale and initial resale of the Notes by the Purchasers in the manner contemplated by this Agreement;

             (c) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular which would have a material adverse effect on the current or future financial position or prospects, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

             (d) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

             (e) Each of the Company and its subsidiaries has been duly incorporated or organized as a limited partnership and is validly existing as a corporation or limited partnership in good standing under the laws of its jurisdiction of incorporation or organization, with corporate or partnership power and authority to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation or partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

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             (f)  The Company and each of the Guarantors has all requisite corporate or partnership power and authority to execute, deliver and perform its respective obligations under this Agreement, the Indenture (as defined below), the Notes, the Guarantees, the Registration Rights Agreement (as defined below), the Exchange Notes (as defined below) and the Exchange Guarantees (as defined below) (collectively, the "Operative Documents") to which they are, or will be, a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate or partnership power and authority to issue, sell and deliver the Notes and the Exchange Notes and to issue the Guarantees and the Exchange Guarantees, as applicable, as provided herein and therein;

             (g) Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates, contains the information specified in Rule 144A(d)(4) under the Act;

             (h) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned, or upon consummation of the Transactions will be owned, directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except such as are described in the Offering Circular; and the Company has no subsidiaries other than the Guarantors listed on the signature pages hereto;

             (i) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

             (j) The registration rights agreement in the form attached hereto as Annex II (the "Registration Rights Agreement"), has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors, will be the valid and legally binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject as to enforcement, bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity and, as to rights of indemnification or contribution, to principles of public policy or federal or state securities laws relating thereto; pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein a registration statement under the Act relating to another series of debt securities and Guarantees of the Company and the Guarantors, respectively, with terms identical to the Notes (the "Exchange Notes") and the Guarantees (the "Exchange Guarantees" and together with the Exchange Notes, the "Exchange Securities") to be offered in exchange for the Securities (the "Exchange Offer"), and to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of the Securities by holders thereof, and, as provided in the Registration Rights Agreement, to use commercially reasonable efforts to

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        cause such applicable registration statement or registration statements to be declared effective; and the Registration Rights Agreement will conform to the description thereof in the Offering Circular;

             (k) The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture among the Company, the Guarantors and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee"), under which they are to be issued (the "Indenture"), which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, reorganization, insolvency and other similar laws relating to or affecting creditors' rights generally and to general principles of equity; and the Notes and the Indenture will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

             (l) The Exchange Notes have been duly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law); and the Exchange Notes, when issued, will conform to the description thereof in the Offering Circular;

             (m) The Guarantees have been duly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be the valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity; and the Guarantees, when issued, will conform to the description thereof in the Offering Circular;

             (n) The Exchange Guarantees have been duly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Exchange Notes are issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, will be the valid and legally binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of

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        equity; and the Exchange Guarantees, when issued, will conform to the description thereof in the Offering Circular;

             (o) The Company and each of its subsidiaries, as applicable, has all requisite corporate or partnership power and authority to execute, deliver and perform its respective obligations under (i) the credit agreement (the "New Credit Facility") by and among the Company, Bank of Montreal and the various other lenders named therein, and (ii) any and all other agreements and instruments ancillary to or entered into in connection with the transactions contemplated by the New Credit Facility (items (i) and (ii) are referred to collectively as the "Credit Documents"). Each of the Credit Documents has been, or will prior to the Time of Delivery (as defined in Section 4(a) below) be, duly authorized by the Company and each of its subsidiaries named therein and, when duly executed and delivered by the Company and each of its subsidiaries named therein will be the valid and legally binding obligation of the Company and each of its subsidiaries named therein, enforceable against each of them in accordance with its terms, subject, as to enforcement, to bankruptcy, reorganization, insolvency and other similar laws relating to or affecting creditors' rights generally and to general principles of equity. The Company will have at least $11.0 million of borrowings available to it under the New Credit Facility after giving effect to the Transactions. All representations and warranties to be made by the Company or any of its subsidiaries under any of the Credit Documents will be true and correct in all material respects as of the Time of Delivery as if made at the Time of Delivery; provided, that any such representations and warranties that speak as of a specific date shall be deemed to be made as of such date;

             (p) The Company and each of its subsidiaries, as applicable, has all requisite corporate power and authority to execute, deliver and perform its respective obligations under (i) the Investment Agreement (the "Investment Agreement"), dated as of March 27, 1998, by and among the Company, Robert M. Snukal, Sheila S. Snukal, William C. Scott, Heritage Fund II, L.P., Heritage Investors II, L.L.C., Heritage Fund II Investment Corporation, HFV Holdings, LLC, Nassau Capital Partners II, L.P., NAS Partners I LLC, Paribas North America, Inc., Phoenix Home Life Mutual Insurance Company, PMI Mezzanine Fund, L.P., GS Private Equity Partners, L.P., GS Private Equity Partners Offshore, L.P., and Sutro Investment Partners V, LLC, (ii) the Agreement and Plan of Merger, dated as of February 6, 1998 (the "Merger Agreement"), by and among the Company, FV-SCC Acquisition Corp., Summit Care Corporation and Heritage Fund II, L.P. and (iii) any and all other agreements and side letters ancillary to or entered into in connection with the transactions contemplated by any of the foregoing (items (i), (ii) and (iii) are referred to collectively as the "Acquisition Documents"). Each of the Acquisition Documents has been duly authorized, and has been, or prior to the Time of Delivery of any such Acquisition Document will be, executed and delivered by the Company and each of its subsidiaries named therein, and, constitutes or will constitute the valid and legally binding obligation of the Company and each of its subsidiaries named therein, enforceable against each of them in accordance with its terms, subject, as to enforcement, to bankruptcy, reorganization, insolvency and other similar laws relating to or affecting creditors' rights generally and to general principles of equity and except that certain indemnification and contribution

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        provisions may be limited by considerations of public policy or federal or state securities laws relating thereto. All representations and warranties made by any party under any of the Acquisition Documents, dated and delivered prior to this Agreement, are true and correct in all material respects as of the date hereof (except to the extent that any such representations and warranties are expressly made with respect to a specific date) and all of the representations and warranties made by any party under any of the Acquisition Documents to be dated and delivered after the date of this Agreement will be true and correct in all material respects as of the date of such Acquisition Documents;

             (q) The Company has delivered to the Purchasers true and correct, executed copies of each of the Acquisition Documents that have been executed and delivered to date and there have not been, and prior to the Time of Delivery will not be, any amendments, alterations, modifications or waivers to any of the Acquisition Documents or the exhibits or schedules thereto other than those as to which the Purchasers shall previously have been advised and shall not have reasonably objected in writing after being furnished a copy thereof. The Company has delivered to the Purchasers true and correct executed copies of the Credit Documents, and there have been and prior to the Time of Delivery will not be any alterations, modifications or waivers to any of such Credit Documents or the exhibits or schedules thereto other than those as to which the Purchasers shall previously have been advised and shall not have reasonably objected in writing after being furnished a copy thereof. The Acquisition Documents and Credit Documents will conform in all material respects to the descriptions thereof in the Offering Circular;

             (r) Except as disclosed in the Preliminary Offering Circular and the Offering Circular, and after giving effect to the transactions contemplated by the Acquisition Documents, there are no outstanding (i) securities or obligations of the Company or any of the Guarantors convertible into or exchangeable for any capital stock of the Company or any such Guarantor, (ii) warrants, rights or options to subscribe for or purchase from the Company or any of the Guarantors any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any of the Guarantors to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

             (s) There are no holders of securities of the Company or any of the Guarantors who, by reason of the execution of this Agreement or any other Operative Document by the Company or the Guarantors, as the case may be, or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of the Guarantors register under the Act or analogous foreign laws and regulations any securities held by them (other than pursuant to the Registration Rights Agreement or the Investor Registration Rights Agreement, as defined in the Offering Circular);

             (t) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934,

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        as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

             (u) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

             (v) Except for certain consents required in connection with the transactions contemplated by the Acquisition Documents, which will either be obtained prior to the Time of Delivery or are not material, the issue and sale of the Securities and the compliance by the Company and each of the Guarantors with all of the provisions of this Agreement, each of the other Operative Documents, the Credit Documents and the Acquisition Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, Articles of Incorporation, Bylaws, or other governing documents, as applicable, of the Company or any of the Guarantors or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or any of its subsidiaries of the other transactions contemplated by this Agreement, the other Operative Documents, the Credit Documents and the Acquisition Documents, except for the filing of a registration statement pertaining to the Exchange Securities by the Company and each of the Guarantors with the Commission pursuant to the Act, the Registration Rights Agreement and Section 5(k) hereof, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and such filings (all of which have been made) as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"); and the applicable waiting period under the Hart-Scott-Rodino Act has expired or been terminated in accordance with the provisions thereof without any action by the United States Department of Justice or Federal Trade Commission to prevent consummation of any of the foregoing transactions;

             (w) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, Articles of Incorporation, Bylaws or other governing documents or in default in any material respect in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed

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        of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

             (x) The statements set forth in the Offering Circular under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Offering Circular Summary--The Transactions", "Certain Relationships and Related Transactions", "Certain Federal Income Tax Consequences", "Description of Other Indebtedness" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

             (y) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

             (z) Neither the Company nor any of the Guarantors is, or after giving effect to the offering and sale of the Securities will be, an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

             (aa) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act ("Rule 144A")) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

             (bb) None of the Company, the Guarantors, or any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, the Guarantors, any affiliate of the Company and the Guarantors, and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

             (cc) Within the preceding six months, none of the Company, the Guarantors or any other person acting on its or their behalf has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar

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        security issued by the Company and the Guarantors, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act. None of the Company, the Guarantors or any of its or their affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act with respect to the Notes or the Guarantees;

             (dd) The Company and each of the Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto;

             (ee) The consolidated historical financial statements of the Company and Summit Care Corporation, together with the notes thereto, set forth in the Preliminary Offering Circular and the Offering Circular comply as to form in all material respects with the requirements under Regulation S-X of the Commission and fairly present the consolidated financial position of the Company and its subsidiaries and Summit Care Corporation and its subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods (except as otherwise disclosed therein). The pro forma financial statements contained in the Preliminary Offering Circular and the Offering Circular comply as to form in all material respects with the requirements of the rules promulgated under the Act and have been prepared on a basis consistent with the historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by this Agreement, the other Operative Documents, the Credit Documents and the Acquisition Documents. The other financial and statistical information and data included in the Preliminary Offering Circular and the Offering Circular, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Guarantors. The statistical and market-related data included in the Preliminary Offering Circular and the Offering Circular are based on or derived from sources which the Company and the Guarantors believe to be reliable and accurate in all material respects;

             (ff) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and of Summit Care Corporation and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

             (gg) The Company and each of the Guarantors has complied in all respects with all laws, regulations and orders applicable to them or their businesses the violation of which would have a Material Adverse Effect;

             (hh) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and each of the Guarantors has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in the business currently conducted by it in the manner described in the Offering Circular; (ii) all such Authorizations are valid and in full force and effect; and (iii) the Company and each of the Guarantors is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

             (ii) The Company and each of the Guarantors owns or possesses or has the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with, and material to, individually or in the aggregate, the operation of the businesses now operated by it, and neither the Company nor any of the Guarantors has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the best knowledge of the Company and the Guarantors, the use of such Intellectual Property in connection with the business and operations of the Company and the Guarantors does not infringe on the rights of any person, except as would not, individually or in the aggregate, result in a Material Adverse Effect;

             (jj) All tax returns required to be filed by the Company or any of the Guarantors in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith, except where the failure to so file any such returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no tax returns of the Company or any of the Guarantors that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or any of the Guarantors has received notice), where the findings of such audit, if adversely determined, would result in a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

             (kk) The Company and each of the Guarantors maintains insurance covering their properties, operations, personnel and businesses which insures against such losses and risks as is adequate in accordance with its reasonable business judgment to protect the Company and the Guarantors and their businesses. Neither the Company nor the Guarantors has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Time of Delivery;

             (ll) Except as disclosed in the Preliminary Offering Circular and the Offering Circular, there are no business relationships or related party transactions which would be required to be disclosed therein by
        Item 404 of Regulation S-K promulgated under the Act and each business relationship or related party transaction described therein is a fair and accurate description of the relationships and transactions so described in all material respects;

             (mm) The Company and each of the Guarantors is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Guarantor would have any liability; neither the Company nor any of the Guarantors has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Guarantor would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except, in each case, as would not have a Material Adverse Effect;

             (nn) There is (i) no material unfair labor practice complaint pending against the Company or any of the Guarantors, or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Guarantors, or, to the best knowledge of the Company, threatened against any of them, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of the Guarantors nor, to the best knowledge of the Company and the Guarantors, threatened against the Company or any of the Guarantors and (iii) to the best knowledge of the Company and the Guarantors, no union representation question existing with respect to the employees of the Company or any of the Guarantors and, to the best knowledge of the Company and the Guarantors, no union organizing activities are taking place, except, in each case, as would not have a Material Adverse Effect;

             (oo) The Company and each of the Guarantors has reviewed the effect of Environmental Laws (as defined below) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, assets, operations and properties of the Company and each of the Guarantors, and identified and evaluated associated costs and liabilities (including, without limitation, any material capital and operating expenditures required for clean-up, closure of properties and compliance with environmental, safety or similar laws or regulations applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company and the Guarantors have reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect. Neither the Company nor any of the Guarantors (i) has violated any Environmental Laws, (ii) lacks any permit, license or other approval required of it under applicable Environmental Laws or (iii) is violating any term or condition of such permit, license or approval, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect;

             (pp) None of the Company, the Guarantors or, to the Company's and the Guarantors' knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Guarantors, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except, in each case, such as would not have a Material Adverse Effect;

             (qq) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

             (rr) Other than as contemplated by or described in this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of the Guarantors any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement or any of the Operative Documents; and

             (ss) Each certificate signed by any officer of the Company or any Guarantor and delivered at the Time of Delivery to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Purchasers as to the matters covered thereby.

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof, the principal amount of Notes (together with the Guarantees thereof) set forth opposite the name of such Purchaser in Schedule I hereto.

     3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company and the Guarantors that:

     (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A in transactions meeting the requirements of Rule 144A or
(ii) upon the terms and conditions set forth in Annex I to this Agreement;

     (b) It is an institutional "accredited investor" (within the meaning of Rule 501 of the Act); and

     (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

     4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on April 16, 1998 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7 hereof, will be delivered at such time and date at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. Each of the Company and the Guarantors party hereto, jointly and severally, agrees with each of the Purchasers:

     (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process or become subject to taxation in any jurisdiction;

     (c) To furnish the Purchasers with six copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' reports in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such reports, signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

     (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company or any of its subsidiaries that are substantially similar to the Securities (other than the Exchange Securities pursuant to the Exchange Offer);

     (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

     (f)  At any time when the Company and the Guarantors are not subject to
Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

     (g) If requested by you, to use its best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

     (h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (the foregoing shall be deemed satisfied by the delivery of Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q);

     (i) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) of the type that would be customarily furnished to public stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company are listed; and (ii) such additional information concerning the business and financial condition of the Company and its subsidiaries as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

     (j) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act ("Rule 144")) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

     (k) To comply with all terms of the Registration Rights Agreement, including, without limitation, filing on or prior to 90 days after the Time of Delivery and using commercially reasonable efforts to cause to be declared or become effective under the Act, on or prior to 150 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of the Exchange Securities, and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Act; and

     (l) To use the net proceeds received by them from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds".

     6. Each of the Company and the Guarantors party hereto, jointly and severally, covenant and agree with the several Purchasers that the Company and/or the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any agreement among Purchasers, this Agreement, the Registration Rights Agreement, the Indenture, the Blue Sky Memoranda, closing documents

(including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and customary fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, and transfer taxes on resale of any of the Securities by them.

     7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) Latham & Watkins, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (b) Counsel for the Company shall have furnished to you their written opinions, dated the Time of Delivery, in form and substance satisfactory to you, to substantially the effect set forth below, with the opinions as to federal and Delaware law to be provided by Choate, Hall & Stewart and the opinions as to California, Texas and New York Law to be provided by Brobeck, Phleger & Harrison LLP, subject in the case of each such opinion to reasonable and customary qualifications and assumptions:

          (i) The Company and each of the Guarantors is validly existing as a corporation or limited partnership in good standing under the laws of its jurisdiction of organization, with corporate or partnership power and authority to own its properties and conduct its business as described in the Offering Circular;

          (ii) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

          (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon certificates provided by the relevant officers of the Secretaries of State in specified jurisdictions);

         (iv) All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company;

          (v) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

          (vi) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

          (vii) The Notes have been duly authorized, executed and delivered by the Company, and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;

          (viii) The Exchange Notes have been duly authorized by the Company, and when executed, authenticated and delivered in accordance with the terms of the Indenture, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;

          (ix) The Guarantees have been duly authorized, executed and delivered by each of the Guarantors, and constitute valid and legally binding obligations of the Guarantors;

          (x) The Exchange Guarantees have been duly authorized by each of the Guarantors, and when issued and delivered and the Exchange Notes have been executed, authenticated and delivered in accordance with the terms of the Indenture, will constitute valid and legally binding obligations of the Guarantors;

          (xi) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and legally binding instrument of the Company and the Guarantors, enforceable in accordance with its terms;

          (xii) The issue and sale of the Securities and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified to such counsel as material to the Company or any of its subsidiaries, nor will such actions result in any violation of the provisions of the respective Certificate of

     Incorporation, Articles of Incorporation, Bylaws or other governing documents of the Company or its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body known to be applicable to the Company or any of its subsidiaries or any of their properties;

          (xiii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities by the Company and the Guarantors or the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement or the Indenture or the Registration Rights Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers, and except for authorizations required to be obtained from the Commission under the Registration Rights Agreement;

          (xiv) The statements set forth in the Offering Circular under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Offering Circular Summary--The Transactions", "Certain Relationships and Related Transactions", "Certain Federal Income Tax Consequences", "Description of Other Indebtedness" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are true and accurate summaries thereof in all material respects;

          (xv) No registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act, with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement assuming (i) the accuracy of, and compliance with, the Purchasers' representations and agreements contained in Section 3 and Annex I of this Agreement, and (ii) the accuracy of, and compliance with, the representations and agreements of the Company and the Guarantors set forth in Sections 1(g), 1(aa), 1(bb), 1(cc) and 5 of this Agreement;

          (xvi) Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

          In addition, the opinion of Choate, Hall & Stewart shall state that such counsel have participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, representatives of the Purchasers and their counsel in connection with the preparation of the Offering Circular and have considered the matters required to be stated therein and the statements contained therein and, although such counsel have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of such statements (except as indicated in clause (xiv) above), on the basis of the foregoing, such counsel shall confirm that no facts came to their attention that caused them to believe that the Offering Circular, as of its date or as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel express no view as to any of the financial statements, the notes thereto and schedules and other financial and statistical data included in the Offering Circular);

     (c) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

     (d) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

     (e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market ("NASDAQ"); (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular; or (iv) the occurrence of any material adverse change in the existing, financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Representatives, would materially and adversely affect the financial markets or the markets for Securities and other debt securities;

     (g)  The Securities shall have been designated for trading on PORTAL;

     (h) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of Offering Circulars on the New York Business Day next succeeding the date of this Agreement;

     (i) The Company, the Guarantors and the Trustee shall have entered into the Indenture and the Purchasers shall have received counterparts, conformed as executed, thereof.

     (j) The Company, the Guarantors and the Purchasers shall have entered into the Registration Rights Agreement in the form attached hereto as Annex II and the Purchasers shall have received counterparts, conformed as executed, thereof.

     (k) Prior to or simultaneously with the closing of the transactions contemplated by Section 2 hereof, the Company and the Guarantors shall have consummated the Merger (as defined in the Offering Circular) and the other transactions contemplated by the Acquisition Documents to be effective on or prior to such date, and shall have entered into the New Credit Facility.

     (l) Prior to or simultaneously with the closing of the transactions contemplated by Section 2 hereof, the Company shall have entered into each of the Employment Agreements (as defined in the Offering Circular) and each of such Employment Agreements shall be in the form previously agreed to by the Purchasers and described in the Offering Circular.

     (m) Latham & Watkins, counsel for the Purchasers, shall have been furnished with final, executed copies of each of the documents set forth above and such other documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

     (n) Choate, Hall & Stewart, and each other counsel for the Company or the Guarantors, shall have furnished to you copies of all of their opinions, along with reliance letters addressed to you and dated the Time of Delivery, delivered in connection with the Credit Documents and the transactions contemplated thereby;

     (o) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in this Section and as to such other matters as you may reasonably request.

     8. (a) The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Purchaser will, severally and not jointly, indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company or the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c)  Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any
losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, the Guarantors or any officer or director or controlling person of the Company or the Guarantors, and shall survive delivery of and payment for the Securities.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company and the Guarantors as provided herein, the Company and the Guarantors will reimburse the Purchasers through you for all reasonable out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, Goldman, Sachs & Co. shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by Goldman, Sachs & Co.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department, with a copy to Greg Pettigrew, Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles 90071; and if to the Company or any of the Guarantors shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary, with a copy to Stephen M.L. Cohen, Esq., Choate Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, the Guarantors or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14.  Time shall be of the essence of this Agreement.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Company and each of the Guarantors named below. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                              Very truly yours,

                              FOUNTAIN VIEW, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              SUMMIT CARE CORPORATION

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              SUMMIT CARE CALIFORNIA, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              SUMMIT CARE PHARMACY, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              SKILLED CARE NETWORK

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              SNF PHARMACY, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              SUMMIT CARE TEXAS EQUITY, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              SUMMIT CARE-TEXAS NO. 2, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              SUMMIT CARE-TEXAS NO. 3, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              SUMMIT CARE MANAGEMENT TEXAS, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              SUMMIT CARE TEXAS, L.P.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              FOUNTAIN VIEW HOLDINGS, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              AIB CORP.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              ALEXANDRIA CONVALESCENT HOSPITAL, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              BIA HOTEL CORP.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              BRIER OAK CONVALESCENT, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              ELMCREST CONVALESCENT HOSPITAL

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              FOUNTAINVIEW CONVALESCENT HOSPITAL

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              FOUNTAIN VIEW MANAGEMENT, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              RIO HONDO NURSING CENTER

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              LOCOMOTION HOLDINGS, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              LOCOMOTION THERAPY, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              ON-TRACK THERAPY CENTER, INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              I.'N O., INC.

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman

                              SYCAMORE PARK CONVALESCENT CENTER

                              By: /s/ William C. Scott
                                 -----------------------
                              Name: William C. Scott
                              Title:  Chairman


Accepted as of the date hereof:

Goldman, Sachs & Co.
Nesbitt Burns Securities Inc.
Paribas Corporation
Sutro & Co. Incorporated


By:________________________________________
         (Goldman, Sachs & Co.)

                              LOCOMOTION HOLDINGS, INC.

                              By:______________________________
                              Name:
                              Title:

                              LOCOMOTION THERAPY, INC.

                              By: _____________________________
                              Name:
                              Title:

                              ON-TRACK THERAPY CENTER, INC.

                              By: _____________________________
                              Name:
                              Title:

                              I.'N O., INC.

                              By: _____________________________
                              Name:
                              Title:

                              SYCAMORE PARK CONVALESCENT CENTER

                              By:______________________________
                              Name:
                              Title:


Accepted as of the date hereof:

Goldman, Sachs & Co.
Nesbitt Burns Securities Inc.
Paribas Corporation
Sutro & Co. Incorporated


By: /s/ Goldman, Sachs & Co.
   ------------------------------------
         (Goldman, Sachs & Co.)

                                  SCHEDULE I

                                                                PRINCIPAL
                                                                AMOUNT OF
                                                                SECURITIES
                                                                  TO BE
                              PURCHASER                         PURCHASED
                              ---------                       --------------
Goldman, Sachs & Co........................................    $ 71,667,000
Nesbitt Burns Securities Inc...............................      29,667,000
Paribas Corporation........................................      17,666,000
Sutro & Co. Incorporated...................................       1,000,000
                                                              --------------
   Total...................................................    $120,000,000

                                  SCHEDULE II

                                  GUARANTORS


     Summit Care Corporation, a California corporation
     Summit Care-California, Inc., a California corporation
     Summit Care Pharmacy, Inc., a California corporation
     Skilled Care Network, a California corporation
     Summit Care Texas Equity, Inc., a California corporation
     AIB Corp., a California corporation
     Alexandria Convalescent Hospital, Inc., a California corporation BIA Hotel Corp., a California corporation
     Brier Oak Convalescent, Inc., a California corporation
     Elmcrest Convalescent Hospital, a California corporation
     Fountainview Convalescent Hospital, a California corporation
     Fountain View Management, Inc., a California corporation
     Rio Honda Nursing Center, a California corporation
     On-Track Therapy Center, Inc., a California corporation
     I.'N O., Inc., a California corporation
     Sycamore Park Convalescent Hospital, a California corporation SNF Pharmacy, Inc., a California corporation

     Summit Care-Texas No. 2, Inc., a Texas corporation Summit Care-Texas No. 3, Inc., a Texas corporation Summit Care Management Texas, Inc., a Texas corporation Summit Care Texas, L.P., a Texas limited partnership

     Fountain View Holdings, Inc., a Delaware corporation
     Locomotion Holdings, Inc., a Delaware corporation
     Locomotion Therapy, Inc., a Delaware corporation

                                    ANNEX I

                         TERMS AND CONDITIONS OF SALES
                       UNDER REGULATION S UNDER THE ACT

     (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A or pursuant to Paragraph 2 of this Annex I under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S.
Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A) or pursuant to Paragraph 2 of this Annex I, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

     Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

     (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

     (3) Each Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only

                                   Annex I-1
issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

                                   Annex I-2